Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/28/17	1/23/16
Sales	$389,992	$384,014
Cost of sales	233,875	236,024
Gross profit	156,117	147,990
Selling, general and administrative expense	123,235	113,206
Operating income	32,882	34,784
Interest expense	562	120
Interest income	241	204
Income from Continued Dumping and Subsidy Offset Act, net	273	102
Other income (expense), net	638	(93)
Income before income taxes	33,472	34,877
Income tax expense	9,830	12,643
Net income	23,642	22,234
Net income attributable to noncontrolling interests	(356)	(328)
Net income attributable to La-Z-Boy Incorporated	$23,286	$21,906

Basic weighted average common shares	48,914	50,038
Basic net income attributable to La-Z-Boy Incorporated per share	$0.47	$0.44

Diluted weighted average common shares	49,384	50,539
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.47	$0.43

Dividends declared per share	$0.11	$0.10

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/28/17	1/23/16
Sales	$1,107,354	$1,108,328
Cost of sales	669,012	690,300
Gross profit	438,342	418,028
Selling, general and administrative expense	350,524	329,884
Operating income	87,818	88,144
Interest expense	794	365
Interest income	679	573
Income from Continued Dumping and Subsidy Offset Act, net	273	102
Other income (expense), net	287	2,387
Income before income taxes	88,263	90,841
Income tax expense	29,508	32,825
Net income	58,755	58,016
Net income attributable to noncontrolling interests	(830)	(1,482)
Net income attributable to La-Z-Boy Incorporated	$57,925	$56,534

Basic weighted average common shares	49,057	50,371
Basic net income attributable to La-Z-Boy Incorporated per share	$1.17	$1.12

Diluted weighted average common shares	49,532	50,880
Diluted net income attributable to La-Z-Boy Incorporated per share	$1.16	$1.11

Dividends declared per share	$0.31	$0.26

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	1/28/17	4/30/16
Current assets
Cash and equivalents	$110,320	$112,358
Restricted cash	8,991	8,977
Receivables, net of allowance of $2,784 at 1/28/17 and $3,145 at 4/30/16	143,208	146,545
Inventories, net	193,695	175,589
Other current assets	41,894	38,503
Total current assets	498,108	481,972
Property, plant and equipment, net	169,128	171,590
Goodwill	73,777	37,193
Other intangible assets, net	18,781	8,558
Deferred income taxes — long-term	37,960	41,683
Other long-term assets, net	66,846	59,033
Total assets	$864,600	$800,029

Current liabilities
Current portion of long-term debt	$243	$290
Accounts payable	50,998	44,661
Accrued expenses and other current liabilities	138,852	112,476
Total current liabilities	190,093	157,427
Long-term debt	344	513
Other long-term liabilities	87,237	84,877
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 48,860 outstanding at 1/28/17 and 49,331 outstanding at 4/30/16	48,860	49,331
Capital in excess of par value	288,532	279,339
Retained earnings	272,578	252,472
Accumulated other comprehensive loss	(33,785)	(34,000)
Total La-Z-Boy Incorporated shareholders’ equity	576,185	547,142
Noncontrolling interests	10,741	10,070
Total equity	586,926	557,212
Total liabilities and equity	$864,600	$800,029

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/28/17	1/23/16
Cash flows from operating activities
Net income	$58,755	$58,016
Adjustments to reconcile net income to cash provided by (used for) operating activities
Deferred income tax expense	3,214	5,000
Provision for doubtful accounts	(64)	(675)
Depreciation and amortization	21,311	19,308
Equity-based compensation expense	7,571	6,868
Pension plan contributions	(2,300)	(7,000)
Change in receivables	(576)	15,284
Change in inventories	(5,929)	(23,121)
Change in other assets	(4,518)	1,991
Change in payables	6,359	349
Change in other liabilities	7,431	(6,306)
Net cash provided by operating activities	91,254	69,714

Cash flows from investing activities
Proceeds from disposal of assets	273	2,506
Capital expenditures	(15,529)	(19,825)
Purchases of investments	(20,778)	(15,816)
Proceeds from sales of investments	13,899	23,896
Acquisitions, net of cash acquired	(35,878)	(19,232)
Change in restricted cash	(15)	660
Net cash used for investing activities	(58,028)	(27,811)

Cash flows from financing activities
Payments on debt	(217)	(415)
Stock issued for stock and employee benefit plans	3,500	253
Excess tax benefit on stock option exercises	1,924	774
Purchases of common stock	(25,062)	(29,096)
Dividends paid	(15,270)	(13,137)
Net cash used for financing activities	(35,125)	(41,621)

Effect of exchange rate changes on cash and equivalents	(139)	(886)
Change in cash and equivalents	(2,038)	(604)
Cash and equivalents at beginning of period	112,358	98,302
Cash and equivalents at end of period	$110,320	$97,698

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$1,012	$—

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/28/17	1/23/16	1/28/17	1/23/16
Sales
Upholstery segment:
Sales to external customers	$246,650	$250,740	$715,357	$743,304
Intersegment sales	56,273	51,652	150,771	137,581
Upholstery segment sales	302,923	302,392	866,128	880,885

Casegoods segment:
Sales to external customers	20,499	22,528	64,651	69,517
Intersegment sales	2,760	2,091	9,534	6,714
Casegoods segment sales	23,259	24,619	74,185	76,231

Retail segment sales	122,121	110,160	325,206	293,291

Corporate and Other:
Sales to external customers	722	586	2,140	2,216
Intersegment sales	1,978	1,328	4,751	2,594
Corporate and Other sales	2,700	1,914	6,891	4,810

Eliminations	(61,011)	(55,071)	(165,056)	(146,889)
Consolidated sales	$389,992	$384,014	$1,107,354	$1,108,328

Operating Income (Loss)
Upholstery segment	$34,979	$33,022	$102,318	$94,656
Casegoods segment	1,593	1,768	6,587	6,092
Retail segment	6,325	8,834	11,515	19,279
Corporate and Other	(10,015)	(8,840)	(32,602)	(31,883)
Consolidated operating income	$32,882	$34,784	$87,818	$88,144